Exhibit 10.9

AMENDMENT NO. 2
to the
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

AMENDMENT ("Amendment No. 2"), effective as of the 29th day of March 2015, by and between Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Jackwyn Nemerov (the “Executive”).

WHEREAS, the Executive is party to an Employment Agreement by and between the Company and the Executive dated November 1, 2013, as amended March 30, 2014 (the "Employment Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.	Section 1.4(c) of the Employment Agreement is amended in its entirety to read as follows, effective as of the date set forth above:

"During the Term, the Executive shall be eligible to participate in the Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan, or any successor thereto (the "Incentive Plan"). All grants to the Executive of stock options, restricted share units, performance share units, and any other form of equity award, if any, are governed by the terms of the Incentive Plan and are subject, in all cases, to approval by the Compensation and Organizational Development Committee of the Board of Directors (the "Compensation Committee") in its sole discretion. In accordance with the Executive’s Term Sheet and with the terms of the Incentive Plan, the Executive shall receive, during the Term, annual grants of equity awards that are equivalent to the award amounts specified in the Executive’s Term Sheet, subject to Executive’s continued employment at the time of each such grant. Such awards shall vest in accordance with the terms of the Incentive Plan."

2.    The third paragraph in the "Annual Equity Awards" section of Exhibit 1 to the Employment Agreement is amended to add the following additional sentence, effective as of the date set forth above:

"For all equity awards beginning in Fiscal 2016, the conversion of annual grant value shall be based on the Fair Market Value on the applicable grant date, as approved by the Compensation Committee."

3.    Except as amended and/or modified by this Amendment No. 2, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 2.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be duly executed and the Executive has hereunto set her hand, effective as of the date first set forth above.

RALPH LAUREN CORPORATION

By:	/s/ Ralph Lauren
Ralph Lauren
Title: Chairman and Chief Executive Officer

Date: May 4, 2015

EXECUTIVE

/s/ Jackwyn Nemerov
Jackwyn Nemerov

Date: April 30, 2015

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